UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2026)

Ensysce Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38306	82-2755287
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7946 Ivanhoe Avenue, Suite 201 La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

(858) 263-4196

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENSC	The Nasdaq Stock Market LLC

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Ensysce Biosciences Inc. (the “Company”) has been advised by Mr. Will Chang, a member of the Company’s Board of Directors, that he intends to resign as a Director of the Company following the next annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting has been scheduled for December 14, 2026. Mr. Chang has not provided a writing concerning his resignation or a date of resignation.

On October 29, 2026, our Chief Executive Officer, Dr. Lynn Kirkpatrick, age 69, agreed that she would assume the title of Chief Operating Officer of the Company immediately following the Annual Meeting in connection with relinquishing her title of Chief Executive Officer. If the Annual Meeting is delayed, both her assumption and relinquishment will be delayed.

As previously reported, immediately following the Annual Meeting, the Company’s President, Mr. James Morrisson, will assume the title of Chief Executive Officer. Dr. Kirkpatrick has also agreed that she will execute an amendment to her September 14, 2021 employment offer letter with the Company (the “Executive Employment Agreement”) to document the change in title and state that Dr. Kirkpatrick agrees that her acceptance of the position of Chief Operating Officer will not trigger the obligations of the Company to pay severance pursuant to the Executive Employment Agreement. The Executive Employment Agreement is described in the Company’s Annual Report on Form 10-K for year ended December 31, 2025 under “Item 10. Executive Officers and Directors—Employment Agreement with our NEOs—Dr. Lynn Kirkpatrick, Ph.D.”

Dr. Kirkpatrick. has served as the Company’s Chief Executive Officer since January 2009. Dr. Kirkpatrick has spent over 30 years in drug discovery and development, has initiated the clinical development of four novel drug candidates and now strives to bring highly novel and safe pain therapies to commercialization. She received a Doctor of Philosophy (“Ph.D.”) degree in Medicinal and Biomedicinal Chemistry at the University of Saskatchewan, completed a Post-Doctoral Fellowship at the Yale University School of Medicine, and became a tenured full professor in the Department of Chemistry at the University of Regina. She co-founded ProlX Pharmaceuticals, Corp. (“ProlX”) an oncology discovery company, becoming Chief Executive Officer and successfully bringing three small molecules from discovery into clinical development, two of these her own discoveries from academia. ProlX was acquired by Biomira Inc., and Dr. Kirkpatrick became the Chief Scientific Officer of the merged company to focus on the development of oncology products and vaccines. In 2009, she co-founded PHusis Therapeutics, developing targeted small molecule precision medicines for oncology. At the same time, she became the Company’s Chief Executive Officer. Dr. Kirkpatrick has published extensively in the area of targeted drug discovery, abuse deterrent pain products and holds numerous patents for novel drugs and modalities. The Company believes that Dr. Kirkpatrick is qualified to serve on the Company’s Board of Directors because of her extensive executive experience in the Company’s industry and her service as the Company’s Chief Executive Officer.

The Company owns 79.2% of the issued and outstanding shares of EBIR, Inc., a clinical stage pharmaceutical company that is developing a compound utilized in the Company’s overdose protection program for the treatment of COVID-19. The other 20.8% is owned by two affiliates of the Company and Mucokinetica, Ltd. Specifically, Dr. Kirkpatrick owns 9.9% and Mucokinetica, Ltd. owns 1.0%. Dr. Kirkpatrick is also Chief Executive Officer of EBIR, Inc. There is no revenue sharing agreement between the Company and EBIR, Inc.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10	Form of Amendment No. 1 to Employment Agreement with Dr. Lynn Kirkpatrick
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2026

Ensysce Biosciences, Inc.

By:	/s/ Lynn Kirkpatrick
Name:	Dr. Lynn Kirkpatrick
Title:	Chief Executive Officer

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